                                                                  Exhibit 10.36

                   CONSULTING AND NON-COMPETITION AGREEMENT

     This Consulting and Non-Competition Agreement (this "Agreement") between Marilyn Oshman ("Consultant") and Gart Bros. Sporting Goods Company (the
"Company") is hereby made as of _________   ____, 2001.

     1.  Term of Agreement.  The term of this Agreement shall be twelve months
         -----------------
from the Effective Date (the "Consulting Period"). The Consulting Period shall commence on the date of effectiveness (the "Effective Date") of the proposed merger between GSC Acquisition Corp. and Oshman's Sporting Goods, Inc. ("Oshman's"). This Agreement shall terminate on the date that is twelve months from the Effective Date, or an earlier date pursuant to Section 10 of this Agreement ("Termination Date").

     2.  Independent Contractor Status; Authority.  It is the express
         ----------------------------------------
intention of the parties to this Agreement that Consultant is an independent contractor, and is not an employee, agent, joint venturer or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and Consultant. The parties to this Agreement agree that Consultant will have no authority to bind the Company or any of its subsidiaries without the Company's prior written consent.

     3.  Services.  Consultant agrees to provide services ("Services") to the
         --------
Company during the Consulting Period. The Services shall include, but not be limited to: (1) advising the Company with respect to a variety of strategic and operational issues, including with respect to growing the women's sportswear business and promoting "women-in-sports" initiatives; (2) designing and establishing a "Grant for Girls" program in all of the Company's major United States markets that is similar to the program that was established by Oshman's;
(3) raising grant money and assisting in administering the Company's grant programs; (4) maintaining employee morale; (5) providing transitional knowledge and assistance with respect to (a) Oshman's previous operations, employees and vendors, and (b) competition in the former market area of Oshman's; and (6) attending conferences and conventions on behalf of the Company. Specific projects within the foregoing categories shall be mutually agreed upon and defined by Consultant and the Company's President from time to time during the Consulting Period.

     4.  Agreement Not to Compete.
         ------------------------

         a. For purposes of this Section 4, the term "Conflicting Organization" shall mean any person or organization that is engaged in, or about to become engaged in, any retail sporting goods business in competition with the Company in any geographical areas in which the Company was conducting business during the Consulting Period.

         b. Consultant covenants and agrees that during the Consulting Period and for a period of two years following any termination of this Agreement, Consultant shall not, without the Company's prior written approval, render services for or own or participate in the ownership of, finance or participate in the financing of, manage, operate, join or control, directly or indirectly, in any capacity whatsoever, any Conflicting Organization, except that Consultant may accept employment with a Conflicting Organization whose business is diversified and that as to some part of its business is not a Conflicting Organization, provided that the Company, prior to Consultant accepting such employment, shall receive separate written assurances satisfactory to the Company from such Conflicting Organization and from Consultant that Consultant will not render services directly or indirectly in connection with any part of the business that is a Conflicting Organization.

          c. Nothing contained in paragraph (b) above shall in any manner be construed as prohibiting Consultant from purchasing for investment any stock or securities listed on any recognized stock exchange; provided, however,
                                                    --------  -------
Consultant may not purchase or own, directly or indirectly, a five percent (5%) or greater equity interest in any Conflicting Organization issuing such stock or securities.

          d. Consultant acknowledges that this Section 4 constitutes an independent covenant and shall not be affected by performance or non-performance of any provision of this Agreement by the Company.

          e. To the extent necessary to satisfy the laws of any applicable jurisdiction, the Company and Consultant agree that any geographical, temporal or other restriction set forth in this Section 4 can and should, if necessary, be judicially modified and enforced as modified to protect any legitimate interest of the Company.

          f. Consultant warrants and represents that she: (i) is familiar with covenants not to compete; (ii) has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time and size of area provided for herein) are fair, reasonable and just under the circumstances; and (iii) is fully aware of the obligations, limitations and liabilities included in the covenant not to compete contained in this Agreement.

     5.   Employment of Assistants.  Should Consultant, in her sole discretion,
          ------------------------
deem it necessary to employ assistants to aid her in the performance of the Services, the parties agree that the Company will not direct, supervise, or control in any way such assistants to Consultant in their performance of the Services. Such assistant will, however, be required to execute a confidentiality agreement with respect to non-public information regarding the Company. The parties further agree that such assistants are employed solely by Consultant, and that she alone is responsible for providing workers' compensation insurance for her employees, for paying the salaries and wages of her employees, and for ensuring that all required tax withholdings are made. Consultant further agrees and warrants that she shall maintain workers' compensation insurance coverage for her employees and acknowledges that she alone has responsibility for such coverage. Notwithstanding the foregoing provisions of this Section 5, the Company will continue to employ (subject to the Company's employment policies) Consultant's current administrative assistant, Carolyn Agristi, throughout the Consulting Period.

     6.   Reporting to the Company's Facilities.  Consultant is not required
          -------------------------------------
to report to work at any facility of the Company or during any particular work hours. Rather, Consultant is free to report or not report to any of the Company's facilities as she sees fit and as necessary to provide the Services to the Company. The parties to this Agreement agree that Consultant's current office shall be made available to Consultant to use to provide the

Services to the Company for so long as the Company maintains office facilities at the location in which such office is located. If the Company ceases to maintain such office facilities, the Company will not be obligated to provide alternative office space to Consultant.

   7.  Compensation.  For the duration of the Consulting Period, Consultant will
       ------------
receive compensation at a rate equal to $175,000 per year (less withholding taxes and benefit costs) payable bi-weekly or as often as the regular payroll of the Company is paid, but not more frequently than weekly. Consultant and the Company agree that such compensation will be allocated in consideration of Consultant's agreements herein as follows: __% will be allocated to Consultant's performance of Services as described in Section 3 and __% will be allocated to Consultant's agreement not to compete pursuant to Section 4. On the Effective Date, Consultant may elect to purchase in cash the automobile provided to her by Oshman's immediately prior to the Effective Date at a price equal to the automobile's fair market value as of the Effective Date. In addition, effective as of the Effective Date, Consultant shall be granted a non-qualified stock option pursuant to the 1994 Management Equity Plan, as amended (the "Plan"), of Gart Sports Company ("Gart"). Such option shall cover an aggregate of 20,000 shares of Gart's common stock, $.01 par value ("Common Stock"), shall have an exercise price equal to the fair market value (as defined in the Plan) of a share of Common Stock on the Effective Date, and shall vest at the rate of 10,000 shares on each six month anniversary of the Effective Date. Such option shall, in all other respects, be governed by the terms and conditions of the Plan, as such Plan is administered as described therein. The foregoing compensation is Consultant's sole compensation for rendering the Services to the Company. The Company shall reimburse Consultant for any reasonable costs or expenses (excluding the costs and expenses of any assistants hired by Consultant, other than as provided for in the last sentence of Section 5) incurred by Consultant in performing the Services upon presentation to the Company of any required documentation substantiating such costs and expenses. Airline costs for reimbursement shall be in accordance with Company policy and procedure.

   In addition, Consultant shall be entitled to receive health, dental and vision insurance and benefits to the same extent that executive employees of the Company are entitled to receive such benefits. Consultant agrees to pay her proportionate share of the costs of such benefits consistent with Company policy and procedure. Consultant's portion of the cost of such benefits may be deducted from Consultant's compensation set forth in the foregoing paragraph. Consultant shall not be entitled to receive benefits under any employee benefit plan of the Company (including, without limitation, vacation pay, sick pay, personal leave benefits, severance pay benefits or any similar benefits) except as expressly specified in this Section 7.

     8.   Confidential Information.
          ------------------------

          a. "Confidential Information" means any information, technical data, or know-how including, but not limited to, the Company's research, products, product features, software, services, development, inventions, processes, designs, drawings, engineering, marketing, future marketing plans, customers, prospective customers, finances, employee information, salary information, organizational structure information, disclosed by the Company, either directly or indirectly, in writing, orally or by drawings or inspection of equipment or facilities. Confidential Information does not include information, technical data or know-how which: (1) was in Consultant's possession, as evidenced by Consultant's files and records, prior to the earliest time of Consultant's interaction with the Company, as either an employee or consultant of the Company or otherwise; or (2) before or after it has been disclosed to Consultant, is part of the public knowledge or literature, not as a result of any action or inaction of Consultant or unauthorized disclosure by any other party; or (3) is approved for release to the general public by written authorization of the Company.

          b. Consultant agrees not to use Confidential Information for her own use, for the use of any other company, individual or entity, or for any purpose except to perform the specific assigned duties for the Company. Consultant will not present herself as an employee or authorized representative of the Company.

          c. Consultant agrees not to disclose the Company's Confidential Information to any third party. Consultant agrees that she shall protect the confidentiality of all Confidential Information and take all necessary steps to prevent disclosure to or misuse of the Confidential Information and to prevent it from falling into the public domain or the possession of any unauthorized party. Consultant agrees that, during and after the term of this Agreement, she shall not solicit or accept Confidential Information, such as lists of employees, customers, telephone numbers, or organizational charts, from current or prior employees, temporary or contract employees, vendors, or customers of the Company.

          d. Consultant agrees not to use the Company's name or logo in any advertising nor as a reference for any promotional purposes without the prior written consent of the Company.

          e. Because of the unique and proprietary nature of Confidential Information, Consultant acknowledges that the breach of any of her obligations under this Section 8 is likely to cause or threaten irreparable harm to the Company, and, accordingly, Consultant agrees that in such event, any remedies at law for a breach will be inadequate and therefore the Company shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages. Nothing stated herein shall be construed to limit any other remedies available to the Company.

     9.   Non-solicitation of the Company's Employees.  During the Consulting
          -------------------------------------------
Period and for one (1) year thereafter, Consultant shall not encourage or solicit any employee of the Company to leave the Company for any reason.

     10.  Earlier Termination of Agreement.  This Agreement may be terminated:
          --------------------------------

          a. By Consultant at any time prior to the Termination Date by giving thirty (30) days' written notice of termination, which may be given at any time for any reason, with or without cause; or

          b. By the Company at any time prior to the Termination Date for: (i) the breach by Consultant of any obligation of Section 4, 5, 6, 8 or 9 of this Agreement or (ii) the breach by Consultant of any non-competition agreement that she has entered into with Oshman's or an affiliate thereof; or

          c. By the Company if Consultant dies during the Consulting Period, and the Company shall have no liability or obligation to Consultant, her heirs, personal representatives or assigns, or any other person claiming under or through her, except for unpaid compensation accrued through the date of her death.

          d. By the Company if, in the opinion of a qualified physician selected by the Company's board of directors to examine Consultant, as a result of physical or mental illness or injury, Consultant is unable to perform her duties hereunder, and such inability is expected, in the opinion of such physician, to continue for at least three months, and the Company shall have no liability or obligation to Consultant except for unpaid compensation accrued through the date on which such medical opinion is issued.

     11.  Enforceability of Agreement.  Consultant agrees that any dispute in
          ---------------------------
the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of Colorado without regard to the conflict of laws provisions thereof.

     12.  Assignment.  This Agreement shall not be assignable by either
          ----------
Consultant or the Company without the express written consent of the other party.

     13.  Dispute Resolution.  Any controversy between the parties hereto
          ------------------
involving the construction or application of any terms, covenants, or conditions of this Agreement or any claim arising out of or relating to this Agreement will be submitted to and be settled by final and binding arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, provided, however, that any dispute arising out of a breach of Section 4, 8 or 9 may be brought in federal or state court in Denver, Colorado. Consultant agrees that she will not contest the venue of any proceeding brought in connection with this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any other relief to which the party may be entitled.

     14.  Entire Agreement.  This Agreement contains the entire understandings
          ----------------
and agreements of the parties regarding its subject matters and can only be modified by a subsequent written agreement executed by Consultant and the Company.

     15.  Notices.  All notices required or given pursuant to this Agreement
          -------
shall be addressed to the Company or Consultant at the designated addresses shown below by registered mail, personal delivery, or a nationally recognized overnight courier service:

          a.  To the Company:
              --------------

              Gart Bros. Sporting Goods Company
              1000 Broadway
              Denver, CO 80203
              Attn:  President

              With a copy to:  General Counsel

          b.  To Consultant:
              -------------

              Marilyn Oshman

              _________________________
              _________________________

     16.  Miscellaneous.  Consultant further agrees that if one or more
          -------------
provisions of this Agreement are held to be illegal or unenforceable under applicable Colorado law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and the balance of the Agreement shall be interpreted as if such portion(s) were so limited or excluded.

     IN WITNESS WHEREOF, Consultant and the Company have caused this Agreement to be duly executed and delivered on the day and year first written above.


                              Consultant:


                              _______________________________________________
                              Marilyn Oshman


                              Gart Bros. Sporting Goods Company


                              _______________________________________________
                              John Douglas Morton
                              President and Chief Executive Officer